UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 6, 2007

(Date of Report: Date of earliest event reported)

Winning Edge International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

000-24520

04-3021770

(State or other jurisdiction  (Commission File Number)  (IRS Employer ID No.)

     of incorporation)

5092 South Jones Boulevard, Las Vegas, Nevada 89118

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 967-6000

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17      CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

     CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c)).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01

 Entry into a Material Definitive Agreement.

Acquisition

On March 6, 2007, Winning Edge International, Inc., a Delaware corporation, (“Winning Edge”), entered into an Agreement and Plan of Merger by and among Winning Edge, ProGames Acquisition Corp. and ProGames Network, Inc. (the “Agreement”).  Pursuant to the Agreement, ProGames Acquisition Corp., which is a wholly owned subsidiary of Winning Edge, will be merging with ProGames Network, Inc. with ProGames Network, Inc. being the surviving corporation (the “Acquisition”).  Upon completion of the Acquisition, ProGames Network, Inc. will be a wholly owned subsidiary of Winning Edge.  As part of the Acquisition, Winning Edge will be issuing shares of its common stock, par value $0.0001 per share, to the shareholders of ProGames Network, Inc.

As a condition of the Acquisition, Winning Edge will complete a 1 for 30 reverse split of its issued and outstanding shares of common stock reducing the issued and outstanding shares of common stock from  124,849,845 to 4,161,662.  Upon closing of the merger, Winning Edge will issue an aggregate of 34,129,823 post reverse split shares of common stock to the shareholders of ProGames Network, Inc.  After the merger, shareholders of ProGames Network, Inc. will own more than 85% of the issued and outstanding common stock of Winning Edge.

The Acquisition is subject to  closing conditions including restructuring Winning Edge’s current debt, issuance of Series B Preferred Stock to Winning Edge Shareholders, and the completion of $2,200,000 in financing.  The majority shareholders of both Winning Edge and ProGames have approved the merger agreement and subject to the closing conditions set forth in the Agreement, consented to the transaction.  If the parties are unable to close the Agreement by May 18, 2006, either party may terminate the Agreement.  The Agreement may also be terminated by consent of either party with a $250,000 liquidating damage payment to the non-terminating party.

Series B Preferred Stock

Under the terms of the Acquisition Agreement, Winning Edge will issue 1,000,000 shares of Series B Preferred Stock with a stated value of $10 per share to its existing shareholders pro rata as a stock dividend prior to the acquisition of ProGames.  Each shareholder will receive approximately one (1) preferred share with a stated value of $10.00 per share for every five (5) shares of Winning Edge common shares (post reverse split) held.  Each share of Series B Preferred Stock will be convertible, after March 31, 2009, based on a conversion ratio.  The conversion ratio essentially provides for each preferred share to be converted into 20 common shares.  The conversion ratio provides for a six percent increase, which will result in additional shares of common stock being issued on conversion of the Series B Preferred Stock.

Dividends are payable on the Series B Preferred Stock if and when declared by the Board.  There is no set dividend and the Board is not required to declare a dividend.  The Series B Preferred Stock has no voting rights except as provided under Delaware Law.

The Series B Preferred Stock contains a liquidation preference over common stock and future issuance of Preferred Stock at the rate of the declared value of $10 million in total.  Accordingly, upon liquidation, after all other debts of  the Company have been paid and prior to the payment of any sums to other equity holders, the Series B

Preferred Stock would receive a $10 per share (the stated value) liquidation preference or an aggregate of $10 million preferred preference prior to the payment of any sums to other equity holders.   The preference is only payable after all other debts are paid and in most liquidation events, equity holders, including preferred shares, receive nothing or a fraction of the par or stated value.

After April 1, 2014, the Series B Preferred Stock contains a “put” provision which allows holders of the shares to request Winning Edge purchase their shares of Series B Preferred Stock at the stated value of $10 per share.  Winning Edge has the right to delay the purchase of the Series B Preferred Stock for up to two additional years if Winning Edge does not have sufficient cash to make such a redemption and, after such delay, if the Board determines Winning Edge does not have the available cash to pay for the Series B Preferred Stock, the board of directors may issue shares of common stock valued at the greater of the then current fair market value or $0.10 per share.

The Series B Preferred Stock is also callable by Winning Edge on 20 days notice.  The call price is the stated value of $10 per share.  Upon notice of a call by Winning Edge, the shareholder is required to sell the shares back to Winning Edge at the $10 price.

If the Acquisition is not closed, no shares of Series B Preferred Stock will be issued.

This summary is qualified in its entirety by reference to the Agreement and Certificate of Designations, attached hereto as Exhibits.

ITEM 8.01.  Other Events

On March 7, 2007, Winning Edge International, Inc. issued a press release covering the Acquisition.  A copy of the press release is furnished as Exhibit 99.1.

ITEM 9.01  Financial statements and Exhibits

     Exhibit 99.1 is not to be considered “filed” under the Securities Act of 1934, as amended and shall not be incorporated by reference into any of Winning Edge International, Inc.’s other filings with the Securities and Exchange Commission.

(c) Exhibits.

Exhibit  3.1

Certificate of Designations, Preferences and Rights of Series B Preferred Stock

Exhibit 10.1

Agreement and Plan of Merger by and Among Winning Edge International, Inc.,

ProGames Acquisition Corp. and ProGames Network, Inc.

Exhibit 99.1

Press Release dated March 6, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Winning Edge International, Inc.

By: _______/s/________________________

Date: March 7, 2007

      Jeff Johnson, Chief Financial  Officer

Exhibit 3.1

Certificate of Designations, Preferences and Rights of Series B Preferred Stock

Exhibit 10.1

Agreement and Plan of Merger by and Among Winning Edge International, Inc., ProGames Acquisition Corp. and ProGames Network, Inc.

Exhibit 99.1

Press Release dated March 6, 2007